UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2024

INSEEGO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38358	81-3377646
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9710 Scranton Road, Suite 200

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 812-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	INSG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 27, 2024, Inseego Corp. (the “Company”) completed the previously announced sale of its telematics business pursuant to the Share Purchase Agreement, dated as of September 16, 2024 (the “Purchase Agreement”) with Light Sabre SPV Limited. Pursuant to the terms of the Purchase Agreement, Ctrack Holdings (the “Purchaser”), as assignee of Light Sabre SPV Limited, acquired the entire issued share capital of the Company’s Inseego International Holdings Limited subsidiary for $52 million dollars (USD) in an all-cash transaction (the “Sale Transaction”). The Purchase Agreement provides for a closing accounts mechanism, whereby, following closing of the Sale Transaction, the Purchaser will prepare closing accounts and a closing statement, which, once agreed or deemed agreed, will form the basis of an adjustment to the initial purchase consideration as a result of changes in closing working capital and net debt. As a result of the Sale Transaction, the Company divested the fleet management and telematics solutions business of the Company, which has operations in the United Kingdom, Europe, Australia and New Zealand.

The sale of the telematics business served two important purposes of allowing the Company to focus on driving growth in its core 5G domestic business and providing cash for the recapitalization and debt reduction that was executed. As part of that initiative, the Company used a portion of the proceeds from the sale of the telematics business to repay in full the remaining $6 million balance due under Loan and Security Agreement, dated June 28, 2024, among the Company, South Ocean Funding, LLC, certain participant lenders and certain subsidiaries of the Company.

The foregoing description of the Share Purchase Agreement and the Sale Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 16, 2024 and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On December 2, 2024, the Company issued a press release announcing the completion of the Sale Transaction. A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.2.

The information in this Item 7.01, including Exhibit 99.2, is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibit 99.2.

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Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The following unaudited pro forma financial information of the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference:

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2024.

•	Unaudited Pro Forma Condensed Consolidated Statements of Operations for the years ended December 31, 2023 and 2022.

•	Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

(d) Exhibits.

The following Exhibits are filed with this Report:

Exhibit No.	Description
2.1*	Share Purchase Agreement dated September 16, 2024 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed September 16, 2024).
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information.
99.2	Press Release dated December 2, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* The schedules to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INSEEGO CORP.

Date: December 2, 2024	By:	/s/ Steven Gatoff
Name: Steven Gatoff
Title: Chief Financial Officer

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